UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 21, 2010 (May 28, 2010)

Date of Report (Date of earliest event reported)

Novo Energies Corporation

(Exact name of registrant as specified in its charter)

Florida	000-53723	65-1102237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes Suite 64, Montréal Qc H2Y 2X8 Canada
(Address of principal executive offices)

(514) 840-3697
Registrant's telephone number, including area code

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 28, 2010, Novo Energies Corporation (the “Company”) entered into a Technology Co-Operation Agreement with Novo Energies International, Ltd. (“NEI”) that permits NEI to utilize our technology and know-how for the sole purpose of building and operating facilities at NEI’s expense that incorporate all or any portion of our technology throughout the entire world except for all of the countries within North America, Central America and South America for a term of 10 years, which may be renewed for an additional 10 year term (the “Agreement”).

As consideration for the know-how and other technical information, we will receive 12.5% of NEI’s issued and outstanding shares with anti-dilution rights (the “NEI Shares”).  However, such anti-dilution rights shall expire when NEI raises a minimum of GBP3,000,000.

The press release announcing the Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

In connection with the Agreement, our Chief Executive Officer, Antonio Treminio, and our Interim President, Faisal Butt, were both appointed as Directors to NEI’s Board of Directors.  Additionally, Mr. Treminio received four percent (4%) of NEI’s issued and outstanding common stock and Mr. Butt received two percent (2%) of NEI’s issued and outstanding common stock.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2010, we terminated our President, Hakim Zahar.

Also on June 1, 2010, Faisal Butt was appointed Interim President of the Company, effective on that date.  Mr. Butt initiated his career in the financial services industry with Alegro Capital; a London, UK based financial advisory and M&A firm. His primary focus at Alegro Capital was mergers and acquisitions, restructuring for the European Retail, TMT and Energy sector.  Prior to this, Mr. Butt worked in various capacities in New York and Montreal in the financial services sector. He completed his Advance Level studies in Economics and Mathematics from University of Cambridge, UK (UCLES). Mr. Butt graduated from McGill University, Montreal, Canada with bachelors in Finance and Economics.

Item 8.01                      Other Events.

On June 4, 2010, we issued a press release entitled “Novo Energies Corporation Enters Into Collaboration Agreement with Novo Energies International, Ltd.”.  A copy of the press release is furnished herewith as Exhibit 99.1.

On June 18, 2010, we amended the employment agreement of our Chief Executive Officer, Antonio Treminio, such that he was granted 1,200,000 shares of the Company’s common stock with 50,000 shares vesting monthly over 24 months.

Item 9.01                      Financial Statements and Exhibits.

Exhibits.

10.1	Technology Co-Operation Agreement, dated May 28, 2010, between Novo Energies Corporation and Novo Energies International, Ltd.
99.1	Press Release entitled “Novo Energies Corporation Enters Into Collaboration Agreement with Novo Energies International, Ltd.”, dated June 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

 NOVO ENERGIES CORPORATION

By: /s/ Antonio Treminio
Antonio Treminio
Chief Executive Officer

June 18, 2010